Exhibit 10.16

TAX SHARING AGREEMENT

This Tax Sharing Agreement (the “Agreement”) is made as of July 6, 2006 by and among CitiSteel USA Holdings, Inc. a Delaware corporation (“Parent”), CitiSteel USA, Inc., a Delaware corporation (“Opco”), and CitiSteel PA, Inc., a Pennsylvania corporation, which is wholly-owned by Opco.

RECITALS

Whereas, Parent is the common parent of a United States federal income tax consolidated return group that includes Opco (the “Federal Consolidated Group”);

Whereas, Opco has historically paid all income taxes on the income of Opco and its subsidiaries;

Whereas, Parent may be the common parent (or an analogous person) of one or more state or local consolidated, combined, unitary or similar tax groups that include Opco (each a “State Consolidated Group”);

Whereas, the parties hereto desire to provide for payments in lieu of income taxes on the income of Opco and its subsidiaries when such income is included in a consolidated, combined, unitary or similar tax return that includes Parent;

Now, therefore, in consideration of the foregoing and the respective agreements set forth herein and intending to be legally bound hereby, the parties hereto agree as follows:

1. Allocation of Taxes of the Federal Consolidated Group. For any period for which Parent is the common parent of the Federal Consolidated Group and Opco is included in the Federal Consolidated Group, Opco shall pay to Parent the amount that would be payable by Opco to the Internal Revenue Service if Opco were filing a United States income tax return as the common parent of a United States federal income tax consolidated return group that included those direct and indirect subsidiaries of Opco included in the Federal Consolidated Group (or a separate return, if there are no such subsidiaries). If, for such period, Opco would have a loss available to it (including a loss carryback or carryforward) if Opco were filing a United States income tax return as the common parent of a United States federal income tax consolidated return group that included those direct and indirect subsidiaries of Opco included in the Federal Consolidated Group (or a separate return, if there are no such subsidiaries), Parent shall pay to Opco the difference between (i) the amount that would be payable by Parent to the Internal Revenue Service if Parent were filing a United States income tax return as the common parent of a United States federal income tax consolidated return group that did not include Opco or those direct and indirect subsidiaries of Opco included in the Federal Consolidated Group, and (ii) the amount that is payable by Parent to the Internal Revenue Service as the common parent of a United States federal income tax consolidated return group which includes Opco and its direct and indirect subsidiaries included in the Federal Consolidated Group.

2. Federal Estimated Taxes. For any period for which Parent is the common parent of the Federal Consolidated Group and Opco is included in the Federal Consolidated Group, Opco shall make payments to Parent in an aggregate amount equal to a reasonable estimate, as determined by Parent in good faith, of the estimated tax payments in respect of federal income tax that Opco would have been required to make if Opco were filing a United States income tax return as the common parent of a United States federal income tax consolidated return group that included those direct and indirect subsidiaries of Opco included in the Federal Consolidated Group (or a separate return, if there are no such subsidiaries). All unreturned payments made by Opco in respect of this Section 2 for a taxable period shall be credited against Opco’s liability under Section 1 with respect to that period. Any excess of payments under Section 1 or this Section 2 for a taxable period over Opco’s liability under Section 1 for such period shall be repaid to Opco within ten days following the determination of such excess.

3. Allocation of Taxes of State Consolidated Groups. For any period for which Parent is the common parent (or analogous person) of a State Consolidated Group and Opco is included in such State Consolidated Group, Opco shall pay to Parent the amount that would be payable by Opco to the relevant taxing authority if Opco were filing a state or local tax return with respect to such tax as the common parent (or analogous person) of a state or local consolidated, combined, unitary or similar group that included those direct and indirect subsidiaries of Opco included in such State Consolidated Group (or a separate return, if there are no such subsidiaries). If, for such period, Opco would have a loss available to it (including a loss carryback or carryforward) if Opco were filing a state or local tax return with respect to such tax as the common parent (or analogous person) of a state or local consolidated, combined, unitary or similar group that included those direct and indirect subsidiaries of Opco included in such State Consolidated Group (or a separate return, if there are no such subsidiaries), Parent shall pay to Opco the difference between (i) the amount that would be payable by Parent to the relevant taxing authority if Parent were filing a state or local tax return with respect to such tax as the common parent (or analogous person) of a state or local consolidated, combined, unitary or similar group that did not include Opco or those direct and indirect subsidiaries of Opco included in the State Consolidated Group, and (ii) the amount that is payable by Parent to the relevant taxing authority as the common parent (or analogous person) of a state or local consolidated, combined, unitary or similar group which includes Opco and its direct and indirect subsidiaries included in the State Consolidated Group.

4. State Estimated Taxes. For any period for which Parent is the common parent (or analogous person) of a State Consolidated Group and Opco is included in such State Consolidated Group, Opco shall make payments to Parent in an aggregate amount equal to a reasonable estimate, as determined by Parent in good faith, of the estimated tax payments in respect of such state or local tax that Opco would have been required to make if Opco were filing a state or local tax return as the common parent (or analogous person) of a state or local consolidated, combined, unitary or similar group that included those direct and indirect subsidiaries of Opco included in such State Consolidated Group (or a separate return, if there are no such subsidiaries). All unreturned payments made by Opco in respect of this Section 4 for a particular state or local tax and taxable period shall be credited against Opco’s liability under Section 3 with respect to such state or local tax for that period. Any excess of payments under Section 3 or this Section 4 for a taxable period over Opco’s liability under Section 3 for such period shall be repaid to Opco reasonably promptly following the later of (i) the determination of such excess and (ii) if such excess amount had been paid over to a taxing authority, Parent’s receipt of a refund of such excess or Parent’s use of such excess as a credit or offset against a liability..

5. Timing of Payments. Any payment due from Opco under Section 1, Section 2, Section 3 or Section 4 shall be paid to Parent by the date which is 10 days prior to the date on which Opco would have been obligated to make such payment if Opco were filing on a consolidated, combined, unitary or similar basis with its direct or indirect subsidiaries included in the Federal Consolidated Return or the State Consolidated Return (or on a separate basis, if there are no such subsidiaries) for the relevant taxable period.

6. Interest, Penalties and Additions to Tax. For purposes of Section 1, Section 2, Section 3 and Section 4 hereof, interest, penalties and additions to tax reflected on a tax return for the Federal Consolidated Group or a State Consolidated Group will be treated as amounts of tax that would be required to be reflected on Opco’s return were it filing on a consolidated, combined, unitary or similar basis with its direct or indirect subsidiaries included in the Federal Consolidated Return or the State Consolidated Return (or on a separate basis, if there are no such subsidiaries) unless such interest, penalties or additions to tax are attributable to assets of Parent other than its interests in Opco and the direct and indirect subsidiaries of Opco.

7. Adjustments. Without duplicating any payments provided for elsewhere in this Agreement, if adjustments (including the imposition of penalties, interest and additions to tax) are made to the tax liability of the Federal Consolidated Group or a State Consolidated Group as reflected on a tax return that would have required a larger or smaller payment by Opco to Parent, or by Parent to Opco, if such adjustments were made on the filed tax return in accordance with the method of computation described in this Agreement, Opco shall pay to Parent, or Parent shall pay to Opco, as the case may be, an appropriate amount to reflect the adjustments. The supplemental payments to reflect the adjustments shall be made within ten days following any such adjustment.

8. Form of Payments. Payments hereunder shall not be treated as a distribution with respect to the stock of Opco or a capital contribution made by Parent to Opco, as the case may be.

9. Netting. Where a party to this agreement owes an amount under this Agreement to another party to this Agreement and is also entitled to receive an amount under this Agreement from such other party, such amounts may be netted against each other.

10. Additional Subsidiaries. In the event that in the future additional subsidiaries become part of the Federal Consolidated Group or the State Consolidated Group, other than a direct or indirect subsidiary of Opco, Parent shall cause such subsidiaries to enter into agreements substantially similar to this Tax Sharing Agreement.

11. Disputes. Any dispute among the parties hereto shall be referred to the independent public accountants engaged by Parent to audit its annual financial statements, and their decision, whether as to the meaning of this Agreement or its application, shall be final. If, for any reason, such auditors fail to render a decision, the parties may select another arbitrator, whose decision shall be final.

12. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be given by delivery or by registered or certified mail, postage prepaid, addressed to the following respective addresses or such other addresses as any party designates by written notice given to the other parties in accordance herewith.

(a) to Parent:

4001 Philadelphia Pike

Claymont, DE 19703

(b) to Opco and CitiSteel PA, Inc.:

4001 Philadelphia Pike

Claymont, DE 19703

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

CitiSteel USA Holdings, Inc.

By:	Jeff Bradley
Title:	Chief Executive Officer

CitiSteel USA, Inc.

By:	Jeff Bradley
Title:	Executive Chairman

CitiSteel PA, Inc.

By:	Jeff Bradley
Title:	President

[Signature Page to Tax Sharing Agreement]